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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement on Form S-3 for the registration under the Securities Act of 1933, as amended, of Debt Securities of Time Warner Companies, Inc. unconditionally guaranteed by Time Warner Inc.

                                          ARTHUR ANDERSEN LLP

Stamford, Connecticut
November 26, 1996


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